CURRENT EVENT REPORT ON 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2004

FIRST NATIONAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-62588	66-0349372
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

264 H Street

Blaine, WA 98230

(Address of principal executive offices)

(604) 702-5604

(Issuer's Telephone Number)

Item 5. Other Events

Director Resignation

On May 3, 2004, the Board of Directors accepted the resignation of Kevin Murphy as a Director and President of the Company.

New Directors

On May 4, 2004, the Board of Directors appointed Christopher Pennell and Peter Wanner as new members of the Board, to serve until the next annual meeting.

New Officers

Effective May 3, 2004, Darryl Mills has been appointed President and CEO of the Company. Effective May 4, 2004, Christopher Pennell has been appointed as Secretary and Peter Wanner as been appointed as Treasurer and CFO.

Mr. Wanner has 13 years experience as a business consultant to start-up companies, as well as companies in refinancing and turnaround. He also has 14 years of experience in financing accounting, including 2 years in public accounting as well as international experience working in Mexico, United Kingdom and United States. Mr. Pennell has experience as an investor relations and financial communications consultant , including being involved in financial services, real estate, health care, e-commerce, mining and entertainment. Mr. Pennell was Vice President of McManus-Elliot Investor Relations for three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL POWER CORPORATION

/s/ Darryl Mills

Darryl Mills, President

Dated: May 4, 2004